Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for Second Quarter 2006

Middletown, NY – August 9, 2006 – MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months ended June 30, 2006. The Company will hold a teleconference to discuss its second quarter 2006 results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
Second Quarter 2006 Financial Highlights
•	Revenues of $302.4 million, an increase of 9.0% over Q2 2005

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) of $114.9 million, an increase of 8.5% over Q2 2005 [1]

•	Operating income of $59.9 million, an increase of 15.6% over Q2 2005

•	Total revenue generating units (“RGUs”) of 2,478,000, a gain of 9,000 during the quarter and an increase of 6.5% from Q2 2005

•	Total monthly revenue per basic subscriber of $71.44, an increase of 12.3% over Q2 2005
Revised Full Year 2006 Financial Guidance
Based on the strength of its first-half 2006 financial performance, the Company is increasing its full-year 2006 financial guidance as follows:
•	Revenue growth increased to a range of 9 – 10%; previously 8 – 9%

•	Adjusted OIBDA growth increased to a range of 9 – 10%; previously 7 – 8%

•	Capital expenditures increased to approximately $210 million; previously approximately $200 million

[1]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

“In the second quarter, Mediacom delivered stronger than expected financial performance, putting us on a path to exceed our previously announced financial guidance for full-year 2006,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “Despite soft RGU growth in this seasonally weak period, we achieved the highest year-over-year growth rate in both revenues and Adjusted OIBDA since the second quarter of 2003.”
“Our results in large part reflect the significant investments we have made over the years to launch advanced broadband services. This quarter, combined revenues from our data and phone businesses represented 21% of total revenues, and grew by 33% year-over-year. Further enhancements to our data offerings and the continuing roll-out of our phone product across most of our markets should ensure a healthy contribution by these advanced services to overall revenue growth,” concluded Mr. Commisso.
Three Months Ended June 30, 2006 Compared to Three Months Ended June 30, 2005
For the second quarter of 2006, revenues were $302.4 million, an increase of 9.0% over $277.3 million in the comparable 2005 period.
•	Video revenues grew 3.2%, as a result of higher service fees from advanced video products and services and basic rate increases applied on video subscribers. As expected, the number of basic cable subscribers declined during the second quarter mostly due to seasonal disconnects associated with the number of markets the Company serves in university communities. During the second quarter, the Company lost 22,000 basic subscribers compared to a loss of 15,000 for the same period last year. Average monthly video revenue per basic subscriber grew 6.3% from the second quarter of 2005 to $52.65.

•	Data revenues rose 20.6%, primarily due to a 21.1% year-over-year increase in data customers. Average monthly data revenue per customer decreased 1.5% from the prior year period to $37.79 as a result of promotional offers during 2005, but increased 1.0% sequentially from the first quarter of 2006 as a result of the expiration of longer-term promotions.

•	Phone revenues grew 58.8% from the previous quarter to $5.8 million. As of June 30, 2006, the Company served 66,000 phone customers, and Mediacom Phone was marketed to approximately 1.7 million of the Company’s 2.8 million estimated homes passed.

•	Advertising revenues increased 18.5%, largely as a result of stronger local advertising sales.
Operating costs grew 9.4%, primarily due to increases in programming and employee expenses and phone and data customer growth. As a result, Adjusted OIBDA rose 8.5%. Operating income increased 15.6%, principally due to growth in Adjusted OIBDA and relatively unchanged depreciation and amortization expense compared to the second quarter of 2005.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the six months ended June 30, 2006 and 2005 in Attachment 4 to provide more details regarding its liquidity and capital resources.

Significant sources of cash for the six months ended June 30, 2006 were:
•	Generation of net cash flows from operating activities of approximately $107.7 million; and

•	Net borrowings of about $235.4 million under the Company’s bank credit facilities.
Significant uses of cash for the six months ended June 30, 2006 were:
•	Capital expenditures of $104.8 million;

•	Repayment of $172.5 million of 5.25% convertible senior notes due July 1, 2006; and

•	Repurchases of approximately 5.8 million shares of Class A common stock for $34.4 million.
Free Cash Flow, as defined by the Company below, was positive $5.1 million in the first half of 2006, as compared to negative $8.4 million in the prior year period.
Financing Transactions
On May 5, 2006, the Company refinanced two term loans with aggregate amounts outstanding of about $1.04 billion with two new term loans totaling $1.4 billion. Borrowings under the new term loans bear interest at rates that are 0.25% to 0.50% lower than the term loans they replaced. The new term loans mature in January 2015, whereas the term loans that they replaced had maturities of February 2013 and February 2014.
On June 29, 2006, the Company repaid its $172.5 million aggregate principal amount 5.25% convertible senior notes due July 1, 2006. The Company funded the repayment with proceeds from the new term loan financings.
On July 17, 2006, the Company redeemed all of its outstanding $400.0 million aggregate principal amount 11% senior notes due 2013 (the “11% Notes”) at a redemption price of 105.5%. The Company funded the redemption with drawdowns on the revolving credit portions of its subsidiary credit facilities.
Financial Position
At June 30, 2006, the Company had total debt outstanding of $3,122.5 million. As of the same date, the Company had unused credit commitments of approximately $1,006.3 million, of which approximately $868.4 million could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements.
As of June 30, 2006, after giving effect to the redemption of the 11% Notes, the Company had unused credit commitments of approximately $597.3 million, of which approximately $459.4 million could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements.

Stock Repurchase Program and Activity
During the three months ended June 30, 2006, the Company repurchased approximately 1.96 million shares of its Class A Common Stock for an aggregate cost of $12.4 million. During the six months ended June 30, 2006, the Company repurchased approximately 5.82 million shares for an aggregate cost of $34.4 million. As of June 30, 2006, approximately $39.0 million remains available under the Company’s stock repurchase program.
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and defines Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes Adjusted OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes Free Cash Flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company’s senior notes.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Attachment 6. The Company is unable to reconcile these non-GAAP measures to their most directly comparable non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain items, such as the initiation of depreciation relative to network construction projects, or changes in working capital.

Company Description
Mediacom Communications is the nation’s 8th largest cable television company, and among the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company’s video, high-speed Internet access and phone businesses; the Company’s ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company’s ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:	Contact:
(1) Actual Results – Three-Month Periods	Investor Relations
(2) Actual Results – Six-Month Periods	Matt Derdeyn
(3) Condensed Consolidated Balance Sheets	Group Vice President,
(4) Condensed Statements of Cash Flows	Corporate Finance and Treasurer
(5) Capital Expenditure Data	(845) 695-2612
(6) Reconciliation Data – Historical	Media Relations
(7) Calculation – Free Cash Flow	Marvin Rappaport
(8) Summary Operating Statistics	Vice President,
Governmental Relations
(845) 695-2704

(1) Actual Results – Three-Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,		Percent
	2006	2005	Change
Video	$222,863	$215,948	3.2%
Data	57,816	47,921	20.6
Phone	5,793	—	NM
Advertising	15,949	13,463	18.5

Total revenues	302,421	277,332	9.0

Service costs	121,886	107,797	13.1%
SG&A expenses	60,428	58,291	3.7
Corporate expenses	5,175	5,334	(3.0)

Total operating costs	187,489	171,422	9.4

Adjusted OIBDA	114,932	105,910	8.5%

Non-cash, share-based compensation charges	898	390	NM
Depreciation and amortization	54,184	53,754	0.8

Operating income	59,850	51,766	15.6%

Interest expense, net	(56,890)	(50,136)	13.5
Loss on early extinguishment of debt	(7,532)	(4,742)	NM
Gain (loss) on derivatives, net	807	(1,649)	NM
Gain on sale of assets and investments, net	—	1,183	NM
Other expense, net	(2,983)	(2,533)	17.8

Loss before benefit from income taxes	(6,748)	(6,111)	NM
Benefit from income taxes	12,473	122	NM

Net income (loss)	$5,725	$(5,989)	NM

Basic weighted average shares outstanding	110,922	117,488
Basic income (loss) per share	$0.05	$(0.05)
Diluted weighted average shares outstanding	112,476	117,488
Diluted income (loss) per share	$0.05	$(0.05)

Adjusted OIBDA margin (a)	38.0%	38.2%
Operating income margin (b)	19.8%	18.7%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

(2) Actual Results – Six-Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,		Percent
	2006	2005	Change
Video	$440,091	$425,728	3.4%
Data	112,906	92,947	21.5
Phone	9,442	—	NM
Advertising	29,330	24,901	17.8

Total revenues	591,769	543,576	8.9

Service costs	240,276	213,854	12.4%
SG&A expenses	118,543	114,189	3.8
Corporate expenses	10,449	10,499	(0.5)

Total operating costs	369,268	338,542	9.1

Adjusted OIBDA	222,501	205,034	8.5%

Non-cash, share-based compensation charges	2,053	541	NM
Depreciation and amortization	107,901	107,679	0.2

Operating income	112,547	96,814	16.3%

Interest expense, net	(112,542)	(101,410)	11.0
Loss on early extinguishment of debt	(7,532)	(4,742)	NM
Gain on derivatives, net	1,322	6,421	NM
Gain on sale of assets and investments, net	—	1,183	NM
Other expense, net	(5,624)	(5,229)	7.6

Loss before (provision for) benefit from income taxes	(11,829)	(6,963)	NM
(Provision for) benefit from income taxes	(19,653)	132	NM

Net loss	$(31,482)	$(6,831)	NM

Basic and diluted weighted average shares outstanding	112,218	117,673
Basic and diluted loss per share	$(0.28)	$(0.06)

Adjusted OIBDA margin (a)	37.6%	37.7%
Operating income margin (b)	19.0%	17.8%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

(3) Condensed Consolidated Balance Sheets
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$45,803	$17,281
Accounts receivable, net	65,959	63,845
Deferred tax assets	3,119	2,782
Prepaid expenses and other assets	26,766	23,046

Total current assets	$141,647	$106,954

Investment in cable television systems
Property, plant and equipment, net	1,452,879	1,453,588
Franchise rights, net	1,803,971	1,803,971
Goodwill, net	221,382	221,382
Subscriber lists and other intangible assets, net	12,775	13,823

Total investment in cable television systems	$3,491,007	$3,492,764

Other assets, net	42,650	49,780

Total assets	$3,675,304	$3,649,498

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Accounts payable and accrued expenses	$275,218	$270,137
Deferred revenue	44,608	41,073
Current portion of long-term debt	458,082	222,770

Total current liabilities	$777,908	$533,980

Long-term debt, less current portion	2,664,437	2,836,881
Deferred tax liabilities	219,963	200,090
Other non-current liabilities	17,580	19,440
Total stockholders’ (deficit) equity	(4,584)	59,107

Total liabilities and stockholders’ (deficit) equity	$3,675,304	$3,649,498

(4) Condensed Statements of Cash Flows
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$107,727	$103,126

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(104,781)	(111,878)
Proceeds from sale of assets and investments	—	2,082

Net cash flows used in investing activities	$(104,781)	$(109,796)

CASH FLOWS FROM FINANCING ACTIVITIES:
New borrowings	1,581,000	651,750
Repayment of debt	(1,345,632)	(441,348)
Repayment/redemption of senior notes	(172,500)	(200,000)
Repurchases of common stock	(34,386)	(6,335)
Other financing activities – book overdrafts	(3,173)	(10,223)
Proceeds from issuance of common stock in employee stock purchase plan	460	477
Financing costs	(193)	(50)

Net cash flows provided by (used in) financing activities	$25,576	$(5,729)

Net increase (decrease) in cash and cash equivalents	$28,522	$(12,399)
CASH AND CASH EQUIVALENTS, beginning of period	17,281	23,875

CASH AND CASH EQUIVALENTS, end of period	$45,803	$11,476

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$118,845	$104,984

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(5) Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Customer premise equipment	$49,846	$62,735
Scalable infrastructure	16,544	12,695
Line extensions	6,524	8,702
Upgrade/Rebuild	22,764	19,322
Support capital	9,103	8,424

Total	$104,781	$111,878

(6) Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Adjusted OIBDA	$114,932	$105,910
Non-cash, share-based compensation charges	(898)	(390)
Depreciation and amortization	(54,184)	(53,754)

Operating income	$59,850	$51,766

	Six Months Ended
	June 30,
	2006	2005
Adjusted OIBDA	$222,501	$205,034
Non-cash, share-based compensation charges	(2,053)	(541)
Depreciation and amortization	(107,901)	(107,679)

Operating income	$112,547	$96,814

(6) Reconciliation Data – Historical (cont)
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
Free Cash Flow	$5,066	$(8,443)
Capital expenditures	104,781	111,878
Other expenses	(2,864)	(3,948)
Non-cash, share-based compensation charges	(2,053)	(541)
Change in assets and liabilities, net	2,797	4,180

Net cash flows provided by operating activities	$107,727	$103,126

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
(7) Calculation – Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Adjusted OIBDA	$114,932	$105,910
Cash taxes	(56)	(104)
Capital expenditures	(57,162)	(57,089)
Interest expense, net	(56,890)	(50,136)

Free Cash Flow	$824	$(1,419)

	Six Months Ended
	June 30,
	2006	2005
Adjusted OIBDA	$222,501	$205,034
Cash taxes	(112)	(189)
Capital expenditures	(104,781)	(111,878)
Interest expense, net	(112,542)	(101,410)

Free Cash Flow	$5,066	$(8,443)

(8) Summary Operating Statistics (Unaudited)

	Actual	Actual	Actual
	June 30,	March 31,	June 30,
	2006	2006	2005
Estimated homes passed	2,813,000	2,811,000	2,800,000
Total revenue generating units (RGUs)(a)	2,478,000	2,469,000	2,327,000
Quarterly net RGU additions	9,000	52,000	29,000
RGU penetration(b)	88.1%	87.8%	83.1%
Total monthly revenue per RGU(c)	$40.75	$39.48	$39.98

Customer relationships(d)	1,459,000	1,479,000	1,489,000

Video
Basic subscribers	1,400,000	1,422,000	1,446,000
Quarterly net basic subscriber (losses) gains	(22,000)	(1,000)	(15,000)
Basic penetration(e)	49.8%	50.6%	51.6%
Digital customers	496,000	497,000	455,000
Quarterly net digital customer additions	(1,000)	3,000	25,000
Digital penetration(f)	35.4%	35.0%	31.5%
Monthly video revenue per basic subscriber(g)	$52.65	$50.90	$49.52

Data
Data customers	516,000	504,000	426,000
Quarterly net data customer additions	12,000	26,000	19,000
Data penetration(h)	18.3%	17.9%	15.2%
Monthly data revenue per data customer(i)	$37.79	$37.40	$38.35

Phone
Estimated marketable phone homes(j)	1,700,000	1,575,000	—
Phone customers	66,000	46,000	—
Quarterly net phone customer additions	20,000	24,000	—
Total monthly revenue per basic subscriber(k)	$71.44	$67.80	$63.60

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Total of basic subscribers and digital, data and phone customers at the end of each period.

(b)	RGUs as a percentage of estimated homes passed.

(c)	Average monthly revenues for the last three months of the period divided by average RGUs for such period.

(d)	Total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(e)	Basic subscribers as a percentage of estimated homes passed.

(f)	Digital customers as a percentage of basic subscribers.

(g)	Average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.

(h)	Data customers as a percentage of estimated homes passed.

(i)	Average monthly data revenue for the last three months of the period divided by average data customers for such period.

(j)	Estimated number of homes to which the Company is currently marketing phone service.

(k)	Average monthly revenues for the last three months of the period divided by average basic subscribers for such period.